Exhibit 23.1


MOORE STEPHENS ELLIS FOSTER LTD.
CHARTERED ACCOUNTANTS

1650 West 1st Avenue
Vancouver, BC  Canada   V6J 1G1
Telephone:  (604) 737-8117  Facsimile: (604) 714-5916
www.ellisfoster.com

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CONSENT OF INDEPENDENT ACCOUNTANTS


INDEPENDENT AUDITORS' CONSENT

We consent to the use in the Registration Statement of AMP Productions, Ltd. (a development stage company) on Pre-Effective Amendment No. 1 to the Form SB-2 No. 333-106291 of our Auditors' Report, dated April 10, 2003, on the balance sheet of AMP Productions, Ltd. (a development stage company) as at March 31, 2003 and the related statements of operations and deficit accumulated during the development stage, cash flows, and stockholders' equity for the period from inception on February 27, 2003 to March 31, 2003.

In addition, we consent to the reference to us under the heading "Experts" in the Registration Statement.


                                             "MOORE STEPHENS ELLIS FOSTER LTD."
Vancouver, British Columbia                         Chartered Accountants
Canada
August 14, 2003
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EF   A partnership of incorporated professionals
     An independently owned and operated member of Moore Stephens North America Inc., a member of Moore Stephens International Limited - members in principal cities throughout the world